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                                                                   Exhibit 23.1



INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULE


To the Board of Directors and Stockholders of Championship Auto Racing Teams, Inc. Troy, Michigan.

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-76091 of Championship Auto Racing Teams, Inc. (the "Company") on Form S-3 of our report dated February 5, 1999, appearing in the Prospectus, which is a part of this Registration Statement, and to the references to us under the headings "Summary Consolidated Financial Data," "Selected Consolidated Financial Data" and "Experts" in such Prospectus.

Our audits of the consolidated financial statements referred to in our aforementioned report also included the financial statement schedule of Championship Auto Racing Teams, Inc., listed in Item 16. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.




/s/ Deloitte & Touche LLP

Detroit, Michigan
April 26, 1999